UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2016, TVA entered into a $150,000,000 December 2019 Maturity Community Bank Credit Agreement (the “Credit Agreement”).  SunTrust Bank serves as Administrative Agent and as a Lender, and Branch Banking and Trust Company serves as Letter of Credit Issuer and as a Lender. Other Lenders include First National Bank, First Tennessee Bank National Association, HomeTrust Bank, Pinnacle Bank, Regions Bank, Trustmark National Bank, and United Community Bank.  Joint lead arrangers for the Credit Agreement are SunTrust Robinson Humphrey, Inc., BB&T Capital Markets, and Regions Capital Markets, a division of Regions Bank.

The Credit Agreement allows TVA to access $150,000,000 in loans as well as $37,500,000 in letters of credit, although the letters of credit reduce the amount of loans available under the Credit Agreement. The Credit Agreement will expire on December 12, 2019, unless the maturity date is extended in accordance with the terms of the agreement. The interest rate on any borrowing under the Credit Agreement is variable based on market factors and the rating of TVA’s senior unsecured long-term non-credit enhanced debt. TVA is required to pay an unused facility fee on the portion of the $150,000,000 against which TVA has not borrowed or committed under letters of credit. This fee, along with the fee on any letter of credit, may fluctuate depending on the rating of TVA’s senior unsecured long-term non-credit enhanced debt.

A copy of the Credit Agreement is filed as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, the TVA Board of Directors (“Board”) approved the following changes to the compensation of TVA’s President and Chief Executive Officer William D. Johnson:

•
In the event of involuntary termination except for cause (as described in the Offer Letter to William D. Johnson Approved as of November 1, 2012, included as Exhibit 99.1 to TVA’s Current Report on Form 8-K filed on November 7, 2012) prior to five years of actual service, the vesting requirement under TVA’s Supplemental Executive Retirement Plan (“SERP”) will be waived and Mr. Johnson’s SERP benefit will be calculated based on ten years of credited service.

•
In the event of termination for cause or voluntary termination for any reason prior to five years of actual service, the vesting requirement will be waived and Mr. Johnson’s SERP benefit will be calculated based on five years of credited service.

•	If Mr. Johnson remains with TVA through calendar year 2018, his SERP benefit will be calculated based on 12 years of credited service (six credited years and six actual years).

•
In the event of involuntary termination except for cause after five years of actual service but prior to six years of actual service, Mr. Johnson’s SERP benefit will be calculated based on the number of actual years of service plus six credited years.

•
In the event of termination for cause or voluntary termination for any reason after five years of actual service but prior to six years of actual service, Mr. Johnson’s SERP benefit will be calculated based on his actual years of service plus five credited years.

•
Mr. Johnson will be eligible to receive a cash award of up to $200,000 per year based on the evaluation of his performance commencing in fiscal year 2017. The Chair of the Board has been delegated authority to grant this award based on the Chair’s evaluation of Mr. Johnson’s performance and consultation with the appropriate Board committee and individual Board members.

Except as set forth above, there were no other changes to Mr. Johnson’s compensation as described in TVA’s Annual Report on Form 10-K for the year ended September 30, 2016.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1
December 2019 Maturity Community Bank Credit Agreement with SunTrust Bank as Administrative Agent and a Lender, Branch Banking and Trust Company as Letter of Credit Issuer and a Lender, and the Other Lenders Party Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: December 15, 2016	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
This exhibit is filed pursuant to Items 1.01 and 2.03 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1
December 2019 Maturity Community Bank Credit Agreement with SunTrust Bank as Administrative Agent and a Lender, Branch Banking and Trust Company as Letter of Credit Issuer and a Lender, and the Other Lenders Party Thereto